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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 11, 1999 relating to the consolidated financial statements of American Superconductor Corporation as of March 31, 1999 and 1998, and for the years ended March 31, 1999, 1998 and 1997, which is included in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-95261), filed with the Securities and Exchange Commission.

                                             /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP

Boston, Massachusetts
February 29, 2000